                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                   Syntellect Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   Name of person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                    [LETTERHEAD OF SYNTELLECT APPEARS HERE]
                    1000 Holcomb Woods Parkway, Suite 410A
                            Roswell, Georgia 30076

                     -------------------------------------
                          NOTICE AND PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 21, 1998
                     -------------------------------------

To the Stockholders:

  The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Syntellect Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 21, 1998, at 10:00 a.m., Atlanta, Georgia time, at Northeast Atlanta Hilton, 5993 Peachtree Industrial Blvd., Norcross, Georgia 30092, for the following purposes:

1. To elect one director to the Board of Directors to serve for a three-year term;

2. To approve an amendment to the Company's 1990 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock authorized for issuance thereunder from 400,000 to 800,000 shares;

3. To approve certain amendments to the Company's Nonemployee Director Stock Plan to, among other things, increase the number of shares of the Company's Common Stock authorized for issuance thereunder from 50,000 to 150,000 shares and to extend the expiration date of each option granted thereunder from six years to ten years; and

4. To transact such other business as may properly come before the Annual
   Meeting.

  Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on March 23, 1998, to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. A copy of the Company's 1997 Annual Report to Stockholders, which includes certified financial statements, is enclosed. Management cordially invites you to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Neal L. Miller
                                          Neal L. Miller
                                          Secretary

Atlanta, Georgia
April 15, 1998

                                   IMPORTANT

  STOCKHOLDERS ARE EARNESTLY REQUESTED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                    [LETTERHEAD OF SYNTELLECT APPEARS HERE]
                    1000 Holcomb Woods Parkway, Suite 410A
                            Roswell, Georgia 30076

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

  This Proxy Statement is furnished to the stockholders of Syntellect Inc., a Delaware corporation ("Syntellect" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held on Thursday, May 21, 1998, at 10:00 a.m., Atlanta, Georgia time (the "Annual Meeting"), and at any adjournment or adjournments thereof. The proxy materials were mailed on or about April 15, 1998, to stockholders of record at the close of business on March 23, 1998 (the "Record Date"). The Company had 13,581,073 shares of common stock outstanding, par value $.01 per share ("Common Stock"), as of the close of business on the Record Date. Only stockholders of record on the Record Date will be entitled to vote at the Annual meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

  Each stockholder is entitled to one vote per share for the election of directors and on each other proposal, as well as on all other matters that may be properly considered at the Annual meeting. If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by:
(i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at 1000 Holcomb Woods Parkway, Suite 410A, Roswell, Georgia 30076.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Abstentions with respect to a proposal are counted for purposes of establishing a quorum. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to other matters submitted at the Annual Meeting, the approval of any such matter will require a greater number of votes cast favoring the matter than the number of votes cast opposing such matter. Abstentions will not be counted as votes for or against the election of directors, but will have the effect of a vote against any other matter. Broker non-votes will not be counted as votes for or against any matter submitted to a vote of shareholders, including the election of directors.

  The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, or facsimile. The Company has retained Corporate Investor Communications, Inc., at an estimated cost of $3,000, plus reimbursement of expenses, to assist in soliciting proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees, and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection herewith.

  As of the date of this Proxy Statement, the Company knows of no matter to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company (the "Board of Directors") consists of six positions and is divided into three classes. Each director is elected for three years and the terms are staggered so that only one class is elected by the stockholders annually. The present terms of Messrs. Michael R. Bruce and Steve G. Nussrallah will expire at the Annual Meeting, and Mr. Nussrallah will not be seeking re-election. On August 12, 1997, Daniel D. Ross resigned from the Board of Directors to pursue other interests, and Mr. Bruce was elected by the Board of Directors to serve his remaining term. On January 30, 1998, A. LeRoy Ellison resigned from the Board of Directors to pursue other interests. The Board has determined to maintain its current level of four members, with two Board seats to remain vacant. The Board of Directors reserves the right to evaluate candidates to fill these vacancies. Stockholders will not be entitled to nominate or cast votes at the Annual Meeting for directors to fill these remaining vacancies. Mr. Bruce has been nominated for re-election as director of the Company and, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of Mr. Bruce as director of the Company. If either Mr. Bruce becomes unavailable for any reason, or if an additional vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy. The nominee receiving the highest number of votes cast at the Annual Meeting will be elected and will serve as director for three years or until his successor is duly elected and qualified.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

  Information concerning the names, ages, terms, positions with the Company, and business experience of the Company's current directors is set forth below:

                                                                      TERM
          NAME           AGE                POSITION                 EXPIRES
          ----           ---                --------                 -------
J. Lawrence Bradner.....  46 Chairman of the Board, Chief             1999
                             Executive Officer, President, and Chief
                             Operating Office
William P. Conlin
 (1)(2).................  64 Director                                 1999
Jack R. Kelly, Jr. (1)
 (2)....................  63 Director                                 2000
Michael R. Bruce (2)....  50 Director                                 1998

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  J. Lawrence Bradner became Chairman and Chief Executive Officer of the Company upon completion of the merger with Pinnacle Investment Associates Inc. ("Pinnacle") on March 14, 1996. He served as Chairman and Chief Executive Officer of Pinnacle and its wholly owned subsidiary, Telecorp Systems, Inc. since their formation in 1991. On March 31, 1998, Mr. Bradner also assumed the positions of President and Chief Operating Officer of the Company. From 1977 to 1990, Mr. Bradner was employed by Scientific-Atlanta, Inc. ("Scientific-Atlanta"), a leading provider of satellite and other telecommunications products based in Atlanta, Georgia. Mr. Bradner served as President of the Broadband Communications Business Division of Scientific-Atlanta and as Corporate Vice President from 1987 to 1990. Mr. Bradner holds a Bachelor's Degree, with honors, in Industrial and Systems Engineering from the Georgia Institute of Technology and a Master of Business Administration degree from Harvard Business School.

  William P. Conlin has served as a director of the Company since February 1995. Mr. Conlin serves as a private consultant to several high-tech companies in the Southern California area, including Odetics, Inc., Airborne Systems, Inc., and Facilities Management, Inc. Mr. Conlin served as President and Chief Executive Officer of CalComp, Inc., an Anaheim, California computer graphics and distribution company, from 1983 to 1993. From 1960 to 1983, Mr. Conlin served in a variety of management positions at Burroughs Corp. (now Unisys). Mr. Conlin currently serves as director and is on the Compensation Committee for Structural Dynamics

Research Corporation, a leading supplier of mechanical design automation software. Mr. Conlin also serves as a director for Apparell Technologies, Inc., a company that provides advanced proprietary technology for digital fabric printing and is on the advisory boards of the Graduate School of Management and the School of Engineering at the University of California, Irvine.

  Jack R. Kelly, Jr. was named a director of the Company upon the completion of the merger with Pinnacle on March 14, 1996. Mr. Kelly served as a director of Pinnacle since its formation in 1991. Since 1983, Mr. Kelly has been a partner of the general partner of Noro-Moseley Partners, a venture capital firm located in Atlanta, Georgia. Prior to that, Mr. Kelly served as Chief Operating Officer of Scientific-Atlanta. Since 1995, Mr. Kelly has served as a director and a member of the Compensation Committee of Novoste Corporation, a high-tech developer of medical devices used in cardiology and other interventive surgery. Since 1993, he has served as a director and a member of the Compensation Committee of SpectRx, Inc., a developer of medical devices with an emphasis on non-evasive diagnostics. Mr. Kelly previously served as a director of Minnesota Power, a diversified utility company serving industrial and residential customers in Northern Minnesota. Mr. Kelly holds a Bachelor's Degree in Physics from Georgia State University.

  Michael R. Bruce has served as director of the Company since December 1997. Mr. Bruce serves as Managing Director and Chief Investment Officer of American Asset Management in New York. Prior to joining American Asset Management in 1993, Mr. Bruce helped form Johnston Bruce Asset Management where he served as Managing Director and Portfolio Manager for four years. He was also a general partner of Adler & Shaykin, an investment banking firm, from 1983 to 1989. Mr. Bruce holds a Bachelor's Degree from Hamilton College. In addition, he earned a CFA designation in 1976 and is a member of the New York Society of Security Analysts and the Financial Analysts Federation.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each director of Syntellect,
(b) the Chief Executive Officer and each of the four other most highly compensated officers of the Company for the fiscal year ended December 31, 1997 (collectively, the "Named Executive Officers"), (c) each person known by Syntellect to beneficially own more than 5% of such stock; and (d) all directors and Named Executive Officers of Syntellect as a group.

                                                              SHARES
                                                           BENEFICIALLY PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER             OWNED (1)    OWNED
           ------------------------------------            ------------ -------
Jack R. Kelly Jr. (2).....................................  1,280,640     9.4%
Noro-Moseley Partners II., L.P. (3).......................  1,225,000     9.0%
Michael D. Kaufman (4)....................................  1,170,000     8.6%
Cox Communications, Inc.(5)...............................  1,150,000     8.4%
MK GVD Fund(6)............................................  1,070,000     7.9%
Dimensional Fund Advisors Inc. (7) .......................    973,800     7.2%
J. Lawrence Bradner (8)...................................    854,854     6.3%
Steve G. Nussrallah (9)...................................    840,054     6.2%
T. Rowe Price Associates, Inc (10)........................    700,000     5.2%
W. Scott Coleman (11).....................................    104,691       *
David C. Phillips (12)....................................     65,234       *
Michael R. Bruce..........................................     40,000       *
Neal L. Miller (13).......................................     18,582       *
William P. Conlin (14)....................................      9,800       *
All Directors and Named Executive Officers as a group (8
 persons) (15)............................................  3,213,855    23.7%

--------
* Represents less than 1% of the outstanding Common Stock.

 (1) This information regarding security ownership of the Common Stock is as of February 1, 1998 except for the security ownership information regarding Dimensional Fund Advisors Inc., which is derived from a
      Schedule 13G filed by Dimensional Fund Advisors Inc., with the Securities and Exchange Commission (the "Commission") on February 9, 1998, and T. Rowe Price Associates, Inc., which is derived from a
      Schedule 13G file by T. Rowe Price Associates, Inc. with the Commission on February 12, 1998. The percent owned calculations are based on the number of shares of Syntellect Common Stock outstanding on February 1, 1998, although a person is also deemed the beneficial owner of any shares of Common Stock of which that person has the right to acquire beneficial ownership within 60 days.
 (2) The total for Mr. Kelly includes 1,225,000 shares held by Noro-Moseley Partners II, L.P. ("Noro-Moseley"). Mr. Kelly is a general partner of Moseley and Company II, the general partner of Noro-Moseley. Mr. Kelly disclaims beneficial ownership of these shares; however, Mr. Kelly shares the power to vote and control the disposition of such shares and, therefore, may be deemed to be a beneficial owner thereof. Mr. Kelly's total also includes 5,640 shares subject to unexercised options which were exercisable on February 1, 1998, or within 60 days thereafter. Mr. Kelly's address is c/o Noro-Moseley Partners, 4200 Northside Parkway N.W., Building 9, Atlanta, Georgia 30327.
 (3) Noro-Moseley Partners II, L.P. is an Atlanta-based venture capital firm. The address of Noro-Moseley Partners II, L.P. is c/o Noro-Moseley Partners, 4200 Northside Parkway N.W., Building 9, Atlanta, Georgia 30327.
 (4) The total for Mr. Kaufman includes 1,070,000 shares held by MK GVD Fund. Mr. Kaufman is a general partner of MK GVD Management, the general partner of MK GVD Fund. Mr. Kaufman disclaims beneficial ownership of these shares; however, Mr. Kaufman shares the power to vote and control the disposition of such shares and, therefore, may be deemed to be a beneficial owner thereof. Mr. Kaufman's address is c/o MK GVD Fund, 2471
      E. Bayshore Road, Suite 520, Palo Alto, California 94303.
 (5) Cox Communications, Inc. is a diversified media and broadband communications company. The address of Cox Communications, Inc. is 1400 Lake Hearn Drive, Atlanta, Georgia 30319.

 (6) MK GVD Fund is a California-based venture capital firm. The address of MK GVD Fund is 2471 E. Bayshore Road, Suite 520, Palo Alto, California 94303.
 (7) Dimensional Fund Advisors Inc. ("Dimensional") is a California-based registered investment advisor. Dimensional is deemed to have beneficial ownership of 973,800 shares of Common Stock, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares of Common Stock. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
 (8) The total for Mr. Bradner includes 338,052 shares subject to unexercised options which were exercisable on February 1, 1998, or within 60 days thereafter.
 (9) The total for Mr. Nussrallah includes 333,252 shares subject to unexercised options which were exercisable on February 1, 1998, or within 60 days thereafter. Mr. Nussrallah's address is 605 Buttercup Trace, Alpahretta, GA 30202.
(10) T. Rowe Price Associates, Inc. is a Maryland-based investment advisor. These shares of Common Stock are owned by various individuals and institutional investors, of which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims the beneficial ownership of such securities. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(11) The total for Mr. Coleman includes 84,420 shares subject to unexercised options which were exercisable on February 1, 1998, or within 60 days thereafter.
(12) The total for Mr. Phillips includes 28,331 shares subject to unexercised options which were exercisable on February 1, 1998, or within 60 days thereafter.
(13) The total for Mr. Miller includes 13,500 shares subject to unexercised options which were exercisable on February 1, 1998, or within 60 days thereafter.
(14) The total for Mr. Conlin includes 9,800 shares subject to unexercised options which were exercisable on February 1, 1998, or within 60 days thereafter.
(15) The total for all directors and Named Executive Officers as a group includes an aggregate of 812,995 shares subject to unexercised options which were exercisable on February 1, 1998, or within sixty days thereafter.

BOARD OF DIRECTORS' MEETINGS, COMPENSATION, AND COMMITTEES

  During the fiscal year ended December 31, 1997, the Board of Directors of the Company met on six occasions. Each of the Company's directors attended 75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board of Directors on which he served, except for Daniel D. Ross who resigned from the Board of Directors on August 12, 1997 to pursue other interests.

  Directors who are not officers or employees of the Company are compensated $1,500 for attendance at regular Board meetings, $200 for participation in telephonic Board meetings, and $200 for attendance at, or participation by telephone in, meetings of Board committees of which they are members. In addition, nonemployee directors also receive an annual retainer of $5,000 in return for their service with the Company. Nonemployee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at each meeting of the Board of Directors. Pursuant to the Company's Nonemployee Director Stock Plan, nonemployee directors are eligible to receive (i) a one-time grant of options to purchase 10,000 shares of Common Stock on the third business day after the nonemployee director is first elected or appointed to the Board of Directors and (ii) an annual grant of options to purchase 2,000 shares of Common Stock on each June 1 through and including June 1, 1998. See "Proposal 3 -- Proposed Amendment to the Syntellect Inc.

Nonemployee Director Stock Plan." A nonemployee director must be a member of the Board of Directors on the relevant June 1 in order to receive the annual grant of options for that year.

  The Board of Directors maintains a standing Compensation Committee and a standing Audit Committee. The Compensation Committee, which met twice during 1997, reviews all aspects of compensation of executive officers of the Company and approves or makes recommendations on such matters to the full Board of Directors. The Audit Committee, which met twice during 1997, is primarily concerned with the effectiveness of the audits of the Company by its internal audit staff and by the independent auditors. Its responsibilities include recommending the selection of independent auditors, reviewing the organization and scope of the Company's internal system of audit and controls, and evaluating the Company's financial reporting activities and the accounting standards and principles followed. The Company does not maintain a standing nominating committee or other committee performing similar functions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock, to file reports of beneficial ownership and changes in such ownership with the Commission. Based solely upon a review of the copies of such forms furnished to the Company, or written representations from certain reporting persons that no Form 5 was required for such person, the Company believes that, during 1997, all officers, directors, and persons who own more than 10% of the Company's Common Stock complied with the applicable Section 16(a) filing requirements.

                            EXECUTIVE COMPENSATION

  The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996, and 1995, by the Named Executive Officers.

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                                       COMPENSATION
                                                       ------------
                          ANNUAL COMPENSATION
                      --------------------------------  SECURITIES
NAME AND                                  OTHER ANNUAL  UNDERLYING   ALL OTHER
PRINCIPAL             SALARY   BONUS      COMPENSATION   OPTIONS    COMPENSATION
POSITION         YEAR   ($)     ($)         ($) (1)      (#) (2)        ($)
---------        ---- ------- -------     ------------ ------------ ------------
J. Lawrence
 Bradner (3)     1997 252,000       0           0         27,500       6,437(4)
 Chairman of
  the Board and  1996 198,853  63,000(5)        0        115,000       3,707(6)
 Chief
  Executive
  Officer        1995      --      --          --             --          --
Steve G.
 Nussrallah (7)  1997 210,000       0           0         25,000       4,756(8)
 President and   1996 166,847  52,500(5)        0        105,000       5,798(9)
 Chief
  Operating
  Officer        1995      --      --          --             --          --
Neal L. Miller
 (10)            1997 145,000       0           0         10,000       3,237(11)
 Vice
  President,
  Chief          1996 129,859  18,750(5)        0              0         343(12)
 Financial
  Officer        1995   6,121       0           0         25,000          19(13)
 Secretary and
  Treasurer
W. Scott
 Coleman (14)    1997 178,192       0           0         25,000       3,714(15)
 Senior Vice
  President and  1996 152,394 101,719(16)       0         20,000         388(17)
 General
  Manager        1995 132,162  33,500           0         60,000         482(18)
David C.
 Phillips (19)   1997 137,500       0           0         10,000       2,210(20)
 Vice President
  of Operations  1996  97,110  18,750(5)        0         15,000       3,055(21)
                 1995      --      --          --             --          --

--------
 (1) Other annual compensation for the periods presented was less than 10% of the respective executive officer's total annual salary and bonus.
 (2) The amounts shown in this column represent outstanding stock options granted pursuant to Syntellect's Long-Term Incentive Plan and Restated Stock Option Plan.
 (3) Mr. Bradner joined the Company and became its Chairman and Chief Executive Officer effective March 14, 1996. Under the terms of his employment agreement, Mr. Bradner's salary for the fiscal year ending December 31, 1996 was based upon an annualized salary of $240,000. See "Employment Agreements." Effective March 31, 1998, Mr. Bradner also assumed the positions of President and Chief Operating Officer of the Company.
 (4) The amount shown includes contributions made by the Company during 1997 on behalf of Mr. Bradner to the Syntellect 401(k) Plan of $2,886 and long-term disability and life insurance premiums paid on Mr. Bradner's behalf of $3,551.
 (5) The 1996 bonus amounts shown for Messrs. Bradner, Nussrallah, Miller, and Phillips represent bonuses earned in 1996 that were not paid until 1997.
 (6) The amount shown includes contributions made by the Company during 1996 on behalf of Mr. Bradner to the Pinnacle 401(k) Plan of $2,852 and life insurance premiums paid on Mr. Bradner's behalf of $855.
 (7) Mr. Nussrallah joined the Company and became its President and Chief Operating Officer effective March 14, 1996. Under the terms of his employment agreement, Mr. Nussrallah's salary for the fiscal year ending December 31, 1996 was based upon an annualized salary of $200,000. Effective March 31, 1998, Mr. Nussrallah resigned as an officer of the Company, and he will not seek re-election as a director of the Company. See "Employment Agreements."

 (8) The amount shown includes contributions made by the Company during 1997 on behalf of Mr. Nussrallah to the Syntellect 401(k) Plan of $2,020 and long-term disability and life insurance premiums paid on Mr. Nussrallah's behalf of $2,736.
 (9) The amount shown includes contributions made by the Company during 1996 on behalf of Mr. Nussrallah to the Pinnacle 401(k) Plan of $3,680 and life insurance premiums paid on Mr. Nussrallah's behalf of $2,118.
(10) Mr. Miller joined the Company and became its Vice President, Chief Financial Officer, Secretary and Treasurer in December 1995. Effective March 31, 1998, Mr. Miller assumed the additional role of President of Syntellect Interactive Services, Inc.
(11) The amount shown includes contributions made by the Company during 1997 on behalf of Mr. Miller to the Syntellect 401(k) Plan of $2,776 and long-term disability and life insurance premiums paid on Mr. Miller's behalf of $461.
(12) The amount shown represents payments made by the Company during 1996 for life insurance premiums on Mr. Miller's behalf.
(13) The amount shown represents payments made by the Company during 1995 for life insurance premiums on Mr. Miller's behalf.
(14) Mr. Coleman joined the Company and became its Vice President of Product Development in February 1993. Mr. Coleman served in the Office of the Chief Executive Officer from October 1995 to March 1996, and served as Senior Vice President and General Manager, Call Center Systems, from March 1996 to April 1997. Mr. Coleman was promoted to President, Call Center Systems, in May 1997.
(15) The amount shown includes contributions made by the Company during 1997 on behalf of Mr. Coleman to the Syntellect 401(k) Plan of $3,135 and long-term disability and life insurance premiums paid on Mr. Coleman's behalf of $579.
(16) The 1996 bonus amount for Mr. Coleman includes a bonus of $26,719 for 1996 that was not paid until 1997, and a $75,000 stay-in-place bonus that was contingent on Mr. Coleman remaining with Syntellect through the sixth month anniversary of the Company's March 14, 1996 acquisition of Pinnacle.
(17) The amount shown represents payments made by the Company during 1996 for life insurance premiums on Mr. Coleman's behalf.
(18) The amount shown represents payments made by the company during 1995 for life insurance premiums on Mr. Coleman's behalf.
(19) Mr. Phillips joined the Company and became its Vice President of Operations effective March 14, 1996. Mr. Phillips' salary for the fiscal year ending December 31, 1996 was based upon an annualized salary of $125,000.
(20) The amount shown represents payments made by the Company during 1997 on behalf of Mr. Phillips to the Syntellect 401(k) Plan.
(21) The amount shown includes contributions made by the Company during 1996 on behalf of Mr. Phillips to the Pinnacle 401(k) Plan of $2,694 and life insurance premiums paid on Mr. Phillips' behalf of $361.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information concerning the grants of stock options to the Named Executive Officers pursuant to the Company's Long-Term Incentive Plan during the fiscal year ended December 31, 1997. No SARs were granted during 1997.

                                     INDIVIDUAL GRANTS (1) (2)               POTENTIAL REALIZABLE
                         --------------------------------------------------    VALUE AT ASSUMED
                         NUMBER OF                                          ANNUAL RATES OF STOCK
                         SECURITIES PERCENT OF TOTAL                        PRICE APPRECIATION FOR
                         UNDERLYING OPTIONS GRANTED   EXERCISE                 OPTION TERM (3)
                          OPTIONS   TO EMPLOYEES IN   PRICE PER  EXPIRATION ----------------------
          NAME           GRANTED(#)   FISCAL YEAR    SHARE($/SH)    DATE      5%($)      10%($)
          ----           ---------- ---------------- ----------- ---------- ---------- -----------
J. Lawrence Bradner.....   27,500         8.9%          3.125     05/20/07      54,046     136,962
Steve G. Nussrallah.....   25,000         8.1%          3.125     05/20/07      49,132     124,511
W. Scott Coleman........   25,000         8.1%          3.125     05/20/07      49,132     124,511
Neal L. Miller..........   10,000         3.3%          3.125     05/20/07      19,653      49,804
David C. Phillips.......   10,000         3.3%          3.125     05/20/07      19,653      49,804

--------
(1) All options granted in 1997 are exercisable commencing one year from the date of grant, with 24% of the shares of Common Stock subject to the options vesting at that time and an additional 2% vesting monthly thereafter until the options are fully vested.
(2) All options were granted at the fair market value (the closing price of the Common Stock on The Nasdaq Stock Market, as reported in The Wall Street Journal) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(3) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment with the Company throughout the vesting period. The amounts reflected in this table will not necessarily be achieved.

                         FISCAL YEAR END OPTION VALUES

  The following table sets forth information concerning the fiscal year end value of unexercised options held by the Named Executive Officers. No Named Executive Officer exercised options in 1997.

                                                                VALUE OF UNEXERCISED
                              NUMBER OF SECURITIES              IN-THE-MONEY OPTIONS
                             UNDERLYING UNEXERCISED            AT FISCAL YEAR END ($)
                         OPTIONS AT FISCAL YEAR END (#)                  (1)
                         ----------------------------------   -------------------------
          NAME            EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
          ----           ---------------   ----------------   ----------- -------------
J. Lawrence Bradner.....           331,152            94,200    266,588          0
Steve G. Nussrallah.....           326,952            85,900    266,588          0
Neal L. Miller..........            12,000            23,000          0          0
W. Scott Coleman........            76,960            63,040          0          0
David C. Phillips.......            26,137            21,288      6,441        188

--------
(1) Options are considered to be "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options on the specified date. The amounts shown in these columns represent the difference between the closing price of the Common Stock on December 31, 1997 ($1.8125), and the exercise price of the options. In those instances where the exercise price of the options exceeds the fair market value, no value has been reported.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the three-member Compensation Committee of the Board of Directors (the "Committee"). The members of the Committee, who are not employees of the Company, have furnished the following report on executive compensation:

 Executive Compensation Policies

  Overview. The Company compensates its executives through a combination of short-term and long-term compensation programs. The principal components of executive compensation are base salary, an annual bonus program, or, in the case of marketing and sales personnel, sales commissions, and stock-based compensation incentives. The Committee believes that this balanced approach to compensation helps the Company attract and retain senior executives and rewards executives for their collective and individual contribution to the leadership and the short-term and long-term growth and profitability of the Company.

  Base Salary. The foundation of the Company's executive compensation package is base salary. Each executive receives a base salary which, when aggregated with their maximum bonus amount or potential sales commissions, is intended to be commensurate with his or her responsibilities and level of performance and competitive with similarly situated executives in the electronics industry. Among the elements that the Committee considers in setting an executive's base salary for the year are: (i) the executive's position relative to other executives in the Company, (ii) any promotions achieved or changes in responsibility, (iii) the achievement of performance objectives set by the Committee, and (iv) compensation information provided by independent surveys and outside consultants relating to the compensation of similarly situated executives in the electronics industry.

  Annual Bonus Program. The second aspect of the Company's executive compensation package is the annual bonus. Over the past several years, the Company has established an annual bonus program for its executive officers at the beginning of each fiscal year. Under this program, the Committee sets a target bonus amount for each executive, which is tied to achievement of certain financial performance objectives that relate directly to the Company's operating plan for the year. This program is also approved by the Board of Directors. The amount of the annual bonus varies with the position and the role of the executive within the Company. In addition, special bonuses may be awarded to an executive for any reason that the Board of Directors or the Committee deems appropriate.

  At the end of 1997, the Committee reviewed the performance of the Company's executives in relation to the bonus program. The Company did not achieve the financial performance targets established at the beginning of the year. Accordingly, no bonuses were awarded in 1997.

  Stock-Based Compensation Incentives. The third aspect of the Company's executive compensation package is stock-based compensation incentives or stock options. The Committee believes that executives with an equity stake in the Company will have interests that are more closely aligned with the interests of the Company's stockholders and that this will encourage them to remain with the Company. Toward this end, the Committee grants options to Company executives from time to time. Historically, all options granted have had exercise prices set at the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price of the Common Stock on The Nasdaq Stock Market.

  In selecting recipients and the number of options granted in 1997, the Committee looked to several criteria, including (i) options granted to executives at other technology companies, (ii) options granted to other executives within the Company, (iii) the individual executive's specific role and performance with the Company, and (iv) the Company's overall performance.

 Compensation Committee Interlocks and Insider Participation

  The Committee is comprised of outside directors, none of whom have any interlocking relationships with the Company.

 Compliance with Section 162(m) of the Internal Revenue Code

  Section 162(m) of the Internal Revenue Code, as amended, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the Chief Executive Officer and the four highest paid employees of the corporation.

  Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by stockholders. The Committee currently does not anticipate that any executive will exceed the limit. It is the policy of the Company to comply with Section 162(m), and it will continue to do so to the extent such compliance is consistent with the best interests of the Company's stockholders. The Committee will continue to review the impact of this tax code section and make appropriate recommendations to stockholders in the future.

 Employment Agreements

  On March 14, 1996, the Company entered into an employment agreement with Mr. Bradner, whereby he would serve as the Chairman and Chief Executive Officer of the Company. The employment agreement provides Mr. Bradner with an annual salary of $240,000; an annual target bonus opportunity of $144,000, which is tied to achievement of certain financial performance objectives that relate directly to the Company's operating plan for the year; and a special bonus opportunity which is subject to the executive's achievement of certain subjective performance criteria developed by the Committee. The employment agreement also provided Mr. Bradner with stock options to purchase up to 282,851 shares of Common Stock at a purchase price of $0.87 per share. These options represent part of the Pinnacle options assumed by the Company in connection with the merger.

  In the event of termination without cause, Mr. Bradner would receive twelve months salary plus health benefits. The Company currently has no employment agreements or change-in-control arrangements with any other executive officers.

  Effective March 31, 1998, Mr. Nussrallah resigned as an officer of the Company and decided not to stand for re-election as a director of the Company. The Company and Mr. Nussrallah entered into a Separation Agreement dated February 20, 1998 which provides for the continuation of Mr. Nussrallah's annual salary of $210,000 through March 31, 1999, the continuation of Mr. Nussrallah's medical insurance coverage through March 31, 1999, and the payment of any contractual bonus due to Mr. Nussrallah for 1998 pursuant to his employment agreement. In addition, the Separation Agreement provides that the expiration date of Mr. Nussrallah's options to purchase 282,852 shares of Common Stock at a purchase price of $0.87 per share shall be unaffected by his resignation as an officer of the Company.

  This report is made by Jack R. Kelly, Jr., William P. Conlin, and Michael R. Bruce, the members of the Company's Compensation Committee during fiscal 1997.

                                          COMPENSATION COMMITTEE

                                          Jack R. Kelly, Jr., Chairman
                                          William P. Conlin
                                          Michael R. Bruce

                         STOCK PRICE PERFORMANCE GRAPH

  The graph below compares the cumulative total return on the Company's Common Stock with The Nasdaq Stock Market index (U.S. companies) and an index consisting of Nasdaq Telecommunications Stocks (U.S. and foreign) for the period from December 31, 1992, to December 31, 1997. The comparison assumes that $100 was invested on December 31, 1992, in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.


                             [GRAPH APPEARS HERE]

                                  12/31/93 12/30/94 12/29/95 12/31/96 12/31/97
                                  -------- -------- -------- -------- --------
Syntellect Inc.                      $46      $86      $42      $52      $23
NASDAQ Stock Market (U.S. Compa-
 nies)                              $115     $112     $159     $195     $240
NASDAQ Telecommunications Stocks    $154     $129     $169     $172     $255

                                  PROPOSAL 2
                PROPOSED AMENDMENT TO THE SYNTELLECT INC. 1990
                         EMPLOYEE STOCK PURCHASE PLAN

  Stockholders are being asked to approve an amendment to the Syntellect Inc. 1990 Employee Stock Purchase Plan (the "Purchase Plan") which increases the number of shares of Syntellect Common Stock authorized for issuance thereunder from 400,000 to 800,000 shares (the "Purchase Plan Amendment"). As of
December 31, 1997, 23,494 shares of Common Stock remained available for purchase under the Purchase Plan. The following discussion of the Purchase Plan is qualified in its entirety by reference to the complete text of the Purchase Plan attached hereto as Exhibit A.

  The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code, is administered by the Board of Directors of the Company. Employees are eligible to participate if they are employed by the Company for at least 20 hours per week and more than five months per year. As of December 31, 1997, the Company had 339 employees, all of whom are eligible to participate in the Purchase Plan. The Plan permits eligible employees to purchase Common Stock through payroll deductions which may not exceed 10% of an employee's compensation. The purchase price under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock at the beginning or at the end of each six-month offering period. To participate in a given offering period, employees must enroll in the Purchase Plan prior to the start of the offering period. They may not increase their payroll deductions during an offering period. Employees may end their participation in the Purchase Plan at any time during the offering period, and their participation ends automatically upon termination of their employment with the Company. Employees owning or holding options to purchase 5% or more of all of the outstanding stock of the Company are not eligible to participate in the Purchase Plan. In addition, employees are not able to buy more than a total of $25,000 worth of the Company's Common Stock during any calendar year pursuant to the Purchase Plan.

  With respect to the "options" granted pursuant to the Purchase Plan, neither the grant of the option nor the exercise of the option by an employee will result in income to such employee. If an employee sells shares of Common Stock purchased through the Purchase Plan prior to the expiration of two years from the first day of the offering period in which the shares were purchased, the difference between the price paid by the employee and the market value of the shares on the date of purchase is treated as ordinary income, and the difference between the amount received by the employee on the disposition of the shares and the market value of the shares on the date of purchase is treated as a capital gain or loss (long-term if the shares have been held more than one year). If an employee sells shares acquired pursuant to the Purchase Plan after the expiration of two years or more from the first day of the offering period in which such shares were purchased, or dies at any time, any loss is treated as long-term capital loss. If there is a gain on the sale of shares acquired pursuant to the Purchase Plan, the lesser of the entire gain or the excess of the fair market value of the shares at the time of the grant of the option over the exercise price, assuming the option was exercised on the date of grant, is treated as ordinary income. All other gain is taxable as long-term capital gain. If shares purchased pursuant to the Purchase Plan are sold prior to the expiration of two years from the first day of the offering period in which such shares were purchased, the Company is entitled to a tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) equal to the amount that is treated as ordinary income. No deduction is available if a sale occurs after the two-year holding period.

  The Board of Directors believes that the Purchase Plan promotes the success and enhances the value of the Company by linking the personal interests of the participants to those of the Company's other stockholders. In addition, the Purchase Plan offers participants the ability to purchase shares of the Company's Common Stock at a potential discount which grants the Company the ability to motivate, attract and retain the services of employees upon whose judgment, interest and special effort the success of the Company is largely dependent.

  The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present at the Annual Meeting in person or by proxy is required for approval of the Purchase Plan Amendment.

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PURCHASE PLAN AMENDMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PURCHASE PLAN AMENDMENT.

                                  PROPOSAL 3
                   PROPOSED AMENDMENT TO THE SYNTELLECT INC.
                        NONEMPLOYEE DIRECTOR STOCK PLAN

  Stockholders are being asked to approve certain amendments to the Syntellect Inc. Nonemployee Director Stock Plan (the "Directors Stock Plan"). The amendments to the Directors Stock Plan (the "Directors Stock Plan Amendment") are as follows:

  (1) Shares Available under the Directors Stock Plan. The Directors Stock Plan currently authorizes the issuance of up to 50,000 shares of the Company's Common Stock. The proposed amendment would increase the number of authorized shares to 150,000 shares.

  (2) Annual Grants to Nonemployee Directors. The Directors Stock Plan currently provides for an annual grant to each nonemployee director of an option to purchase 2,000 shares of Common Stock on each June 1 through June 1, 1998. The proposed amendment would extend the date of such annual awards for so long as shares of the Company's Common Stock are available for issuance under the Directors Stock Plan.

  (3) Duration of Options. The Directors Stock Plan currently provides that each option will expire six years from the date of grant. The proposed amendment would extend the expiration date until ten years from the date of grant.

  As of December 31, 1997, 4,000 shares of Common Stock remained available for issuance under the Directors Stock Plan. The following discussion of the Directors Stock Plan is qualified in its entirety by reference to the complete text of the Directors Stock Plan attached hereto as Exhibit B.

  The Directors Stock Plan provides for each nonemployee director to receive two types of option grants to purchase the Company's Common Stock: (i) a one-time grant to purchase 10,000 shares of the Company's Common Stock on the third business day after the nonemployee director is first elected or appointed to the Board of Directors, and (ii) an annual grant to purchase 2,000 shares of the Company's Common Stock on June 1, 1995, and on each anniversary of that date. A nonemployee director must be a member of the Board of Directors on the relevant June 1 in order to receive the option to purchase 2,000 shares of the Company's Common Stock for that year.

  Options granted under the Directors Stock Plan, including both the one-time and annual option grants, will vest and become subject to exercise in accordance with the following schedule: 24% of the shares subject to an option granted will vest upon the first anniversary of the date of grant, while the remaining shares subject to the option will vest at a rate of 2% per month thereafter. The vesting of an option shall accelerate automatically upon a "change in control" (as defined in the Directors Stock Plan). The exercise price of all options granted under the Directors Stock Plan will be the fair market value of the Company's Common Stock on the date of grant (i.e., each June 1 for the annual grants and the third business day after the nonemployee director is elected or appointed to the Board for the one-time grants). All options granted under the Directors Stock Plan will expire ten years from the date of grant unless earlier terminated, forfeited, or surrendered.

  If an optionee ceases to be a member of the Board of Directors for any reason, except for reasons related to death or disability, the optionee will forfeit his or her unvested options. Vested but unexercised options will remain exercisable for ninety days after the date he or she ceases to be a director, to the extent that such options have not otherwise expired, after which time they will be immediately forfeited to the Company. If an optionee ceases to be a member of the Board of Directors due to death or disability, the optionee will forfeit his or her unvested options. Vested but unexercised options will remain exercisable by the optionee or his or her estate or heirs, as the case may be, for one year after the date he or she ceases to be a director, to the extent that the options have not otherwise expired, after which time they will be immediately forfeited to the Company.

  The Directors Stock Plan is administered by a committee appointed by the Board of Directors to administer the Directors Stock Plan (the "Committee"). The Committee has the full power, discretion, and authority to interpret and administer the Directors Stock Plan in a manner that is consistent with the Directors Stock Plan's provisions. However, the Committee does not have the power to (i) determine Directors Stock Plan eligibility, or determine the number, the price, the vesting period, or the timing of awards made under the Directors Stock Plan, or (ii) take action that would result in the awards not being treated as "formula awards" within the meaning of Note (3) to Rule 16b-3(d) or any successor provision, promulgated pursuant to the Securities Exchange Act of 1934, as amended. In addition, the Committee may not amend the Directors Stock Plan without prior approval of the stockholders of the Company if such amendment would materially increase the benefits accruing to participants under the Directors Stock Plan, materially increase the number of shares of Common Stock that may be issued under the Directors Stock Plan, or materially modify the requirements as to eligibility for participation in the Directors Stock Plan. Furthermore, provisions relating to the amount, price and timing of securities to be awarded under the Directors Stock Plan may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

  The Directors Stock Plan will remain in effect until such time as the Directors Stock Plan is terminated by the Board of Directors. Notwithstanding the foregoing, all outstanding options will remain in effect until such options have expired or until such options are forfeited. Amendment, termination, or modification of the Directors Stock Plan will not affect outstanding options without the consent of the recipient.

  An optionee will not recognize any taxable income upon the grant of an option, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of an option, the optionee generally will recognize ordinary income and the Company will be entitled to take an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the holder thereof, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period) with respect to the difference between the amount realized on the disposition and the fair market of the Common Stock on the date of exercise. The Company will not be entitled to an income tax deduction as a result of such disposition.

  The Board of Directors believes that the Directors Stock Plan promotes the success and enhances the value of the Company by granting the Company the ability to attract and retain the services of experienced and knowledgeable individuals as directors of the Company. The Directors Stock Plan further provides directors with an incentive to work in the best interests of the Company and its shareholders.

  The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present at the Annual Meeting in person or by proxy is required for approval of the Directors Stock Plan Amendment.

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DIRECTORS STOCK PLAN AMENDMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE DIRECTORS STOCK PLAN AMENDMENT.

                               RELATIONSHIP WITH
                            INDEPENDENT ACCOUNTANTS

  The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1997, was KPMG Peat Marwick LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. A representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the Auditors so desire.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals may be submitted for inclusion in the Company's 1999 proxy material after the 1998 Annual Meeting but no later than 5:00 p.m., Atlanta, Georgia time on December 16, 1998. Proposals must be in writing and sent via registered, certified, or express mail to: Secretary, Syntellect Inc., 1000 Holcomb Woods Parkway, Suite 410A, Roswell, Georgia 30076. Facsimile or other forms of electronic submissions will not be accepted.

                                 OTHER MATTERS

  The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. As of the date of this Proxy Statement, the Company knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

                                          SYNTELLECT INC.

                                          /s/ Neal L. Miller
                                          Neal L. Miller
                                          Secretary
April 15, 1998

                                                                      EXHIBIT A

                               SYNTELLECT, INC.

                       1990 EMPLOYEE STOCK PURCHASE PLAN

                    (AS AMENDED THROUGH FEBRUARY 28, 1998)

  The following constitute the provisions of the 1990 Stock Purchase Plan of Syntellect, Inc.

  1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  2. Definitions.

    a. "Board" shall mean the Board of Directors of the Company.

    b. "Code" shall mean the Internal Revenue Code of 1986, as amended.

    c. "Common Stock" shall mean the Common Stock of the Company.

    d. "Company" shall mean Syntellect, Inc., a Delaware corporation.

    e. "Compensation" shall mean all base straight time gross earnings including payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

    f. "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

    g. "Employee" shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20)hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

    h. "Enrollment Date" shall mean the first day of each Offering Period.

    i. "Exercise Date" shall mean the last day of each Offering Period.

    j. "Offering Period" shall mean an initial period commencing on the date the Company's registration statement respecting its public offering is declared effective by the Securities and Exchange Commission and ending on December 31, 1990, and subsequent six month exercise periods thereafter commencing on July 1, 1990 during which options granted pursuant to the Plan may be exercised.

    k. "Plan" shall mean this Employee Stock Purchase Plan.

    l. "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50 of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

    m. "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

  3. Eligibility.

    a. Any Employee as defined in paragraph 2 shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

    b. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or
  (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

  4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods after the initial Offering Period with a new Offering Period commencing on the first Trading Day of July and January of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with paragraph 19 or 22 hereof. The Board shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

  5. Participation.

    a. An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at such time as is specified by the Company and is prior to the applicable Enrollment Date (unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period). Once properly made, an eligible Employee's election to participate shall be automatically renewed for each subsequent offering period, subject to any termination or withdrawal as provided in paragraph 10.

    b. Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

  6. Payroll Deductions.

    a. At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's Compensation during said Offering Period.

    b. All payroll deductions made for a participant shall be credited to his account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

    c. A participant may discontinue his participation in the Plan as provided in paragraph 10, or may decrease (but not increase) the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization.

    d. Notwithstanding the foregoing, to the extent necessary to comply with
  Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

    e. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

  7. Grant of Option.

    a. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

    b. The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock shall be the closing bid price of the Common Stock for such date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal. In the event the Enrollment Date or the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the next trading day.

  8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his account. No fractional shares will be purchased. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

  9. Delivery. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

  10. Withdrawal; Termination of Employment.

    a. A participant may withdraw all but not less than all the payroll deductions credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

    b. Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and such participant's option will be automatically terminated.

    c. In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to such participant and such participant's option terminated.

    d. A participant's withdrawal from an Offering Period will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

  11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

  12. Stock.

    a. The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 800,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    b. The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

    c. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

    d. The Common Stock to be sold to participants under the Plan may, at the election of the Company, be either treasury stock or stock originally issued for such purpose.

  13. Administration. The Plan shall be administered by the Board of the Company or a committee appointed by the Board; provided, however, the administration of the Plan shall be consistent with Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934. The administration, interpretation or application of the Plan by the Board or a committee appointed by the Board shall be final, conclusive and binding upon all participants.

  14. Designation of Beneficiary.

    a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

    b. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

  15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, a "qualified domestic relations order" under the Code and the Employee Retirement Income Security Act ("ERISA"), or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

  16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

  17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

  18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

  In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the

Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least (30) days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets of merger was not solely common stock of the successor corporation or its parent (as defined in Section 425(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

  The Board may, if it so determines in the exercise of its sole discrection, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

  19. Amendment or Termination.

    a. The Board may at any time and for any reason terminate the Plan. The Board may also amend the Plan from time to time in such respects as the Board may deem advisable. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 8, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent required by applicable law, the Company shall obtain shareholder approval.

    b. Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discrection advisable which are consistent with the Plan.

    c. Notwithstanding the foregoing, the Board or a committee appointed by the Board may not amend the Plan formula for determining the amount, price or timing of options to purchase shares of the Company's Common Stock granted under the Plan more than once every six months, other than to comport with changes in the Code and ERISA.

  20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

  21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

  22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

  23. Gender. For purposes of this Plan, words used in the masculine gender shall include the female and neuter, and the singular shall include the plural and vice versa, as appropriate.

                                                                      EXHIBIT B

                                SYNTELLECT INC.

                        NONEMPLOYEE DIRECTOR STOCK PLAN

ARTICLE 1 ESTABLISHMENT, PURPOSE, AND DURATION

  1.1. Establishment of the Plan. Syntellect Inc. a Delaware corporation, hereby establishes the Syntellect Inc. Nonemployee Director Stock Plan (the "Plan") for the benefit of its Nonemployee Directors. The Plan sets forth the terms of one-time and annual grants of Nonqualified Stock Options to Nonemployee Directors. All such grants are subject to the terms and provisions set forth in this Plan.

  1.2. Purpose of the Plan. The purpose of the Plan is to encourage ownership in the Company by Nonemployee Directors, to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Nonemployee Directors of the Company, and to provide Nonemployee Directors with a further incentive to work for the best interests of the Company and its shareholders.

  1.3. Effective Date. The Plan is effective as of the date approved by the Company's shareholders (the "Effective Date"). The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Delaware General Corporation Law and the Company's By-Laws and Certificate of Incorporation. Any Awards granted under the Plan prior to shareholder approval are effective when made, but no Award may be exercised or settled before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically cancelled without any further act.

  1.4. Duration of the Plan. The Plan shall remain in effect until such time as the Plan is terminated by the Board of Directors pursuant to Article 7 or
Section 8.4.

ARTICLE 2 DEFINITIONS AND CONSTRUCTION

  2.1. Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

   (a) "Award" means a grant of Nonqualified Stock Options under the Plan.

   (b) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer this Plan.

   (c) "Change of Control" means and includes each of the following:

    (1) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger

    (2) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 40% of the assets or earning power of the Company and its subsidiaries (taken as a whole);

    (3) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company;

    (4) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding Stock; or

    (5) during any period of two consecutive years, individuals who at the beginning of such period shall fail to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

   (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   (e) "Committee" means the committee appointed by the Board to administer the Plan.

   (f) "Company" means Syntellect Inc., a Delaware corporation, or any successor as provided in Section 8.3.

   (g) "Disability" means a permanent and total disability, within the meaning of Section 22(e)(3) of the Code. To the extent permitted pursuant to Section 16 of the Exchange Act, Disability shall be determined by the Board in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

   (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor provision.

   (i) "Fair Market Value" means the closing price for Shares on the relevant date, or (if there were no sales on such date) the closing price on the immediately preceding date on which such sales occurred, as reported in The Wall Street Journal or a similar publication selected by the Committee.

   (j) "Grant Date" means, for Options issued under Section 6.1, the third business day after the date the Nonemployee Director is elected or appointed to the Board of Directors, and for Options issued under Section 6.2, June 1, 1995 and each anniversary of that date.

   (k) "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an employee of the Company.

   (l) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6, that is not intended to be an incentive stock option qualifying under Section 422 of the Code.

   (m) "Option" means a Nonqualified Stock Option granted under the Plan.

   (n) "Participant" means a Nonemployee Director of the Company who has been granted an Award under the Plan.

   (o) "Shares" means the shares of the Company's common stock described in the Company's Certificate of Incorporation.


  2.2. Gender and Number. Except as indicated by the context, any masculine term also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

  2.3. Severability of Provisions. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board, and the remaining provisions of the Plan or actions by Board shall be construed and enforced as if the invalid provision or action had not been included or undertaken.

  2.4. Incorporation by Reference. In the event this Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Awards) shall be deemed automatically to be incorporated by reference herein, insofar as Participants subject to Section 16 of the Exchange Act are concerned.

ARTICLE 3 ADMINISTRATION

  3.1. The Committee. The Plan will be administered by the Committee, subject to the restrictions set forth in the Plan.

  3.2. Administration by the Committee. The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan's provisions. However, the Committee does not have the power to (i) determine Plan eligibility, or to determine the number, the price, the vesting period, or the timing of Awards to be made under the Plan to any Participant or (ii) take any action that would result in the Awards not being treated as "formula awards" within the meaning of Rule 16b-3(c)(ii) or any successor provision, promulgated pursuant to the Exchange Act.

  3.3. Decisions Binding. The Committee's determinations and decisions under the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4 SHARES SUBJECT TO THE PLAN

  4.1. Number of Shares. The total number of Shares available for grant under the Plan may not exceed 150,000, subject to adjustment as provided in Section
4.3. The Shares issued pursuant to the exercise of Options granted under the Plan may be authorized and unissued Shares or Shares reacquired by the Company, as determined by the Committee.

  4.2. Lapsed Awards. If any Option granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option again will be available for grant under the Plan.

  4.3. Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the number and/or type of Shares subject to any outstanding Award, and the Option exercise price per Share under any outstanding Option will be automatically adjusted so that the proportionate interests of the Participants will be maintained as before the occurrence of such event.

ARTICLE 5 ELIGIBILITY AND PARTICIPATION

  5.1. Eligibility. Eligibility to participate in the Plan is limited to Nonemployee Directors.

  5.2. Actual Participation. All eligible Nonemployee Directors will receive a grant of Options pursuant to Article 6.

ARTICLE 6 GRANT OF OPTIONS

  6.1. One-Time Grant of Options. An Option to purchase 10,000 Shares shall be granted to each Nonemployee Director on the third business day after the date the Nonemployee Director is first elected or appointed to the Board of Directors. The specific terms of the Options are subject to the provisions of this Article 6 and the Option Agreement executed pursuant to Section 6.3.

  6.2. Annual Grant of Options. Each individual who is a Nonemployee Director on the relevant Grant Date will be granted an Option to purchase 2,000 Shares, subject to the limitations on the number of Shares that may be awarded under the Plan. The specific terms of the Options are subject to the provisions of this Article 6 and the Option Agreement executed pursuant to Section 6.3.

  6.3. Option Agreement. The grant of Options will be evidenced by an Option Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

  6.4. Option Exercise Price per Share. The Option exercise price per Share under any Option granted pursuant to this Article 6 shall be the Fair Market Value of such Share on the Grant Date (the "Exercise Price").

  6.5. Duration of Options. Each Option granted to a Participant under this
Article 6 shall expire on the tenth (10th) anniversary date of the Grant Date, unless the Option is earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan.

  6.6. Vesting of Options Subject to Exercise. Subject to Section 1.3, the Options granted to the Participants under this Article 6 shall vest and become subject to exercise in accordance with the following schedule:

   No part of (i) an Option granted under Section 6.1, or (ii) each annual Option granted under Section 6.2 may be exercised until the first anniversary of the Grant Date of such Option, at which time 24% of the Shares subject to the Option shall vest and may be acquired upon exercise. Thereafter, an additional 2% of the Shares subject to the Option shall vest per month may be acquired upon exercise until the Option is fully vested.

  6.7. Exercise or Disposition of Options. Participants shall be entitled to exercise any Option that has vested at any time within the period beginning with the Grant Date and ending six (6) years after the Grant Date; provided, however, that the disposition by a Participant of any Shares acquired pursuant to the exercise of an Option shall occur only after the end of the six (6) month period beginning on the date that Company's shareholders approve the Plan.

  6.8. Payment. Options are exercised by delivering a written notice of exercise to the Secretary of the Company, setting forth the number of Options to be exercised and accompanied by a payment equivalent to the product of the number of Options exercised multiplied by the Exercise Price (the "Total Exercise Price"). The Total Exercise Price is payable:

   (a) in cash or its equivalent;

   (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the Total Exercise Price;

   (c) by a combination of (a) and (b).

  As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Options.

  6.9. Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 6 comply with applicable law, the Board shall impose restrictions on the transferability of any Shares acquired pursuant to the exercise of an Option under this Article 6, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.10. Termination of Service on Board of Directors Due to Death or Disability. If a Participant's service on the Board is terminated by reason of death or Disability, any outstanding Options held by the Participant that are not fully vested are immediately forfeited and returned to the Company. Any outstanding options held by the Participant that are fully vested will remain fully vested and subject to exercise.

  To the extent an Option is fully vested and exercisable as of the date of death or Disability, it will remain exercisable for one year after the date of death or Disability by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons as shall have acquired the Participant's Options by will or by the laws of descent and distribution. Any Option that is fully vested but not exercised during this one-year period after death or Disability will be immediately forfeited to the Company.

  6.11. Termination of Service on Board of Directors for Other Reasons. If the Participant's service on the Board is terminated for any reason other than for death or Disability, any outstanding Options held by the Participant that are not fully vested as of the date of termination are immediately forfeited to the Company. To the extent an Option is fully vested and exercisable as of such date, it will remain exercisable for ninety (90) days after the date the Participant's service on the Board terminates. Any Option that is fully vested but not exercised during this ninety (90) day period after termination of service will be immediately forfeited to the Company.

  6.12. Limitations on the Transferability of Options. No Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will, the laws of descent and distribution, or under any other circumstances allowed by the Committee that would not violate the transferability restrictions contained in Rule 16b-3(a)(2) or any successor provision.

  6.13. Change of Control. A Change of Control shall cause every Option outstanding hereunder to become fully exercisable and allow each Participant the right to exercise an Option prior to the occurrence of the event otherwise terminating the Option.

ARTICLE 7 AMENDMENT, MODIFICATION, AND TERMINATION

  7.1. Amendment, Modification, and Termination. Subject to the terms set forth in this Section 7.1, the Committee may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval is required for any Plan amendment that would materially increase the benefits to Participants or the number of securities that may be issued, or materially modify the eligibility requirements in the Plan. Further, Plan provisions relating to the amount, price, and timing of securities to be awarded under the Plan may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

  7.2. Awards Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

ARTICLE 8 MISCELLANEOUS

  8.1. Indemnification. Each individual who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to assume and defend the same before he or she undertakes to defend it on his or her own behalf.

  The foregoing right if indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

  8.2. Beneficiary Designation. Each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

  8.3. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

  8.4. Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with the applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

  8.5. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.

         This Proxy Is Solicited On Behalf Of The Board Of Directors

                                SYNTELLECT INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints J. Lawrence Bradner and Neal L. Miller, or any one of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies for the undersigned and to vote, as designated below, all shares of Common Stock of SYNTELLECT INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, May 21, 1998, at 10:00 a.m., Atlanta, Georgia time at the Northeast Atlanta Hilton, 5993 Peachtree Industrial Blvd., Norcross, Georgia 30092 and at any and all adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTIONS ARE INDICATED, WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                      (to be signed on the reverse side)



                             FOLD AND DETACH HERE

                                                                Please mark
                                                                your vote as [X]
                                                                indicated in
                                                                this example


1.RE-ELECTION OF DIRECTORS:

VOTE FOR        WITHHOLD AUTHORITY
nominee         to vote for
listed below    nominee listed below

[ ]             [ ]

Nominee:  Michael R. Bruce



2.Proposal to approve an amendment to the Syntellect 1990   FOR AGAINST ABSTAIN
  Employee Stock Purchase Plan to increase the number of
  shares of Syntellect Common Stock authorized for issuance [ ]   [ ]   [ ]
  thereunder from 400,000 to 800,000 shares.



3.Proposal to approve certain amendments to the Syntellect  FOR AGAINST ABSTAIN
  Nonemployee Director Stock Plan to, among other things,
  increase the number of shares of Syntellect Common Stock  [ ]   [ ]   [ ]
  authorized for issuance thereunder from 50,000 to 150,000 shares and to increase the duration of each option from six years to ten years.



Signature(s)                    Signature(s)                Date
            --------------------            ----------------    --------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                              FOLD AND DETACH HERE